UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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May 14, 2021 ExxonMobil Shareholders: Vote the Blue Proxy Card Today ExxonMobil’s 2021 Annual Meeting of Shareholders on Wednesday, May 26, 2021 is fast approaching. Shareholders have an important decision to make. Please act today to make sure your vote is counted. A hedge fund called Engine No. 1 –founded only a few months ago – is trying to replace four of our world-class directors with unqualified nominees. Their nominees lack the experience, expertise and knowledge required to steer a company of ExxonMobil’s size and importance through the opportunities and challenges of the energy transition. Don’t let Engine No. 1 derail our progress and jeopardize your dividend and investment! ExxonMobil has a World-Class, Highly-Engaged Board with the Right Skills and Experience Our board has played an important role in overseeing our strategy and has continually refreshed itself with relevant expertise to enhance shareholder value. Since 2017, we have added six strong, independent directors, including four in just over a year who bring valuable expertise in capital allocation across industries, complex corporate transitions, the energy industry, investor perspectives, Asia-Pacific markets and environmental, social and governance (ESG) practices. Our board listens and responds to shareholder feedback. VOTE FOR the ExxonMobil director candidates on the BLUE PROXY CARD today. Our First Quarter 2021 Results Show our Plan is Delivering for Shareholders “ExxonMobil won the megaoils. ExxonMobil beat and covered dividend & capex with major debt paydown, which was huge for its heroic riding of the downturn vs Shell and BP cutting dividends. Credit to […] ExxonMobil for not cutting their dividends during the depths of the downturn.” - PAUL SANKEY, SANKEY RESEARCH, MAY 1, 2021 “Exxon came out swinging with first-quarter results…cash flow was boosted by the biggest release from working capital in two years, equivalent to 30% of free cash flow. Meanwhile, cash capex of $2.7 billion was less than half the level of a year ago and the lowest for any quarter in many years, also flattering that free cash flow figure.” - LIAM DENNING, BLOOMBERG OPINION, APRIL 30, 2021 Vote the BLUE Proxy Card Today To learn more visit XOMDrivingValue.com

“We reiterate our Buy rating on ExxonMobil (XOM) following a strong set of first quarter results. In our view, the company remains committed to capital discipline and strengthening the balance sheet and is well positioned to benefit in the Upstream from improving commodity prices, Chemicals from continued demand strength and near-term supply tightness, and Downstream from a demand recovery globally over the medium term.” - NEIL MEHTA, GOLDMAN SACHS, MAY 3, 2021 We Are Well Positioned for Years to Come “In our view, the single biggest difference between XOM and its peers is the resource opportunity secured at the bottom of the cycle. Of the two US majors, XOM has line of sight to support growth in free cash flow that in our view underlines capacity for long term dividend sustainability and growth. It is this visibility that also skews our bias towards XOM over CVX […] XOM remains our top major pick.” - DOUG LEGGATE, BANK OF AMERICA, MAY 3, 2021 “We rate XOM Outperform as we believe the coming Permian and Guyana-driven production ramp can help lower its [Cash Flow] breakeven and allow for easier funding of the dividend moving forward. Dividend breakeven oil price should fall even as capex increases to XOM’s 2022-2025 run rate off the 2021 trough. Low carbon initiatives like the Houston CCS project could offer meaningful upside if a carbon price is widely adopted.” - SAM MARGOLIN, WOLFE RESEARCH, APRIL 30, 2021 “XOM is committed to a reliable dividend […] XOM’s [Cash Flow from Operations] is seen covering the all-important dividend and capital program at $50/bbl real, with excess cash for debt reduction and increased distributions...” - JON RIGBY, UBS, MAY 3, 2021 ExxonMobil is Taking Bold Steps to Succeed in the Energy Transition We support society’s ambition to achieve net zero emissions by 2050 and are progressing technologies critical to achieving net-zero emissions and the goals of the Paris Agreement, including Carbon Capture and Storage (CCS). We are currently advancing plans for more than 20 CCS opportunities around the world, including working with government leaders on an innovative multi-industry Houston hub concept that, with appropriate policies in place, has the potential to more than double the world’s current total carbon capture capacity by 2040. “[The Houston Hub] proposal by ExxonMobil is the type of bold ambition and investment we will need to meet our climate goals and protect our communities from climate change. ExxonMobil’s proposal represents a significant step forward for the energy industry, and I hope it brings more companies to the table to help Houston lead a global energy transition.” - SYLVESTER TURNER, MAYOR OF HOUSTON, APRIL 20, 2021 Vote the BLUE Proxy Card Today To learn more visit XOMDrivingValue.com

“Through its newly formed Low Carbon Solutions business, XOM is evaluating >20 new CCS projects around the world, and notably, has already captured more CO2 than any other company globally. It recently introduced an innovative CCS hub concept in Houston [that] could help reduce emissions for hard to decarbonize industries.” - DEVIN MCDERMOTT, MORGAN STANLEY, MAY 3, 2021 “[ExxonMobil] has elevated the profile of its strategy to lower carbon emissions – highlighting its credential as the largest carbon capture company in the world with options to expand its efforts under the right legislative and regulatory conditions. But it also examines its strategy not by setting aspiration targets with no line of sight on delivery: but through a view of long-term supply /demand balances for oil & gas markets –targeting lowest carbon intensity developments to meet a level of supply the International Energy Agency (IEA) says is at risk of underinvestment.” - DOUG LEGGATE, BANK OF AMERICA, MAY 3, 2021 “XOM has created a Low Carbon Solutions business to commercialise its low-carbon technology portfolio, with an initial focus on carbon capture & storage (CCS). >$10bn has been invested since 2000 in lower emission solutions, with an additional $3bn through 2025. In April, XOM introduced the concept CCS hub in Houston, which would require large-scale collaboration & policy advancements among Govs, companies and communities. XOM’s 2025 emission reduction plans aim to reduce GHG emissions by 30% for the upstream business, and flaring and methane emissions are expected to be cut by 40% to 50%. Focus of climate approach entails 1. mitigation; 2. Lower emission products; 3. pro-active engagement; 4. technology.” - JON RIGBY, UBS, MAY 3, 2021 Vote the BLUE PROXY CARD FOR the ExxonMobil Director Candidates If you have already returned a WHITE proxy card, you can change your vote by signing, dating, and returning a BLUE proxy card. Only your latest dated proxy card will be counted. VOTE the BLUE proxy DISCARD the White card today. proxy card. Support your Board by voting Don’t give Engine No.1 your the BLUE proxy card vote. electronically or by mail. Only your latest dated vote will count. If you have questions or need assistance voting your shares, please contact: MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or by email at XOMproxy@mackenziepartners.com or DF King & Co., Inc. at (800) 859-8509 or (212) 269-5550 or by email at XOMproxy@dfking.com Vote the BLUE Proxy Card Today To learn more visit XOMDrivingValue.com

Cautionary Statement Outlooks; projections; goals; estimates; descriptions of strategic plans and objectives; plans to participate in new or future markets; plans to reduce future emissions intensity and the expected resulting absolute emissions reductions; emission profiles of future developments; carbon capture results and the progress of new projects; energy market evolution; product mix and sales growth; and other statements of future events or conditions in this letter are forward-looking statements. Actual future results could differ materially due to a number of factors. These include continuity in our board of directors and the oversight of our strategies by the board; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil, gas, petroleum, petrochemicals and feedstocks; company actions to protect the health and safety of employees, vendors, customers, and communities; the ability to access short- and long-term debt markets on a timely and affordable basis; the severity, length and ultimate impact of COVID-19 and government responses on people and economies; global population and economic growth; changes in law, taxes or regulation, including environmental regulations, taxes, political sanctions and international treaties; the timely granting or freeze, suspension or revocation of government permits; the impact of fiscal and commercial terms and the outcome of commercial negotiations; feasibility and timing for regulatory approval of potential investments or divestments; the actions of competitors and preferences of customers; the capture of efficiencies within and between business lines; unexpected technological developments; general economic conditions, including the occurrence and duration of economic recessions; unforeseen technical or operating difficulties; the ability to bring new technologies to commercial scale on a cost-competitive basis, including large-scale hydraulic fracturing projects and carbon capture projects; and other factors discussed here, in Item 1A. Risk Factors in our Form 10-K for the year ended December 31, 2020 and under the heading “Factors Affecting Future Results” on the Investors page of our website at www.exxonmobil.com under the heading News & Resources. For more information concerning the forward-looking statements, terms, and other information contained in this letter, please refer to the complete Analysts’ Meeting presentation which is available live and in archive form through ExxonMobil’s website at www.exxonmobil.com. ExxonMobil-operated emissions, reductions, and avoidance performance data are based on a combination of measured and estimated data using reasonable efforts and collection methods. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and IPIECA. There is uncertainty associated with the emissions, reductions, and avoidance performance data due to variation in the processes and operations, availability of sufficient data, quality of those data, and methodology used for measurement and estimation. Changes to the performance data may be reported as part of our annual publication as new or updated data and/or emission methodologies become available. Emissions, reductions, and avoidance estimates from non-ExxonMobil operated facilities are included in the equity data and similarly may be updated as part of our annual publication. The data includes XTO Energy performance beginning in 2011. ExxonMobil works with industry, including API and IPIECA, to improve emission factors and methodologies. The term “project” as used in this letter can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil .com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor. Note: Permission to use quotes neither sought nor obtained. Vote the BLUE Proxy Card Today To learn more visit XOMDrivingValue.com